Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2012 and For the Six Months Ended June 30, 2012

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Six months ended June 30, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$155	565	720
Securities available for sale	3,883	352	4,235
Mortgages held for sale	548	388	936
Loans held for sale	21	—	21
Loans	16,291	2,148	18,439
Other interest income	656	(398)	258

Total interest income	21,554	3,055	24,609

Interest expense
Deposits	865	35	900
Short-term borrowings	44	(8)	36
Long-term debt	551	1,068	1,619
Other interest expense	72	57	129

Total interest expense	1,532	1,152	2,684

Net interest income	20,022	1,903	21,925
Provision for credit losses	3,122	673	3,795
Net interest income after provision for credit losses	16,900	1,230	18,130

Noninterest income
Service charges on deposit accounts	2,240	(17)	2,223
Trust and investment fees	1,137	4,600	5,737
Card fees	1,297	61	1,358
Other fees	1,913	316	2,229
Mortgage banking	5,749	14	5,763
Insurance	21	1,020	1,041
Net gains from trading activities	161	742	903
Net gains (losses) on debt securities available for sale	(85)	17	(68)
Net gains from equity investments	38	568	606
Operating leases	176	3	179
Other	1,865	(836)	1,029

Total noninterest income	14,512	6,488	21,000

Noninterest expense
Salaries	6,374	932	7,306
Commission and incentive compensation	2,201	2,570	4,771
Employee benefits	1,956	701	2,657
Equipment	960	56	1,016
Net occupancy	1,192	210	1,402
Core deposit and other intangibles	798	39	837
FDIC and other deposit assessments	664	26	690
Other	5,376	1,335	6,711

Total noninterest expense	19,521	5,869	25,390

Income before income tax expense	11,891	1,849	13,740
Income tax expense	4,399	300	4,699

Net income before noncontrolling interests	7,492	1,549	9,041
Less: Net income from noncontrolling interests	153	18	171

Net income	$7,339	1,531	8,870

Net income applicable to common stock	$7,339	1,086	8,425

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Six months ended June 30,2012
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Net income	$7,339	1,531	8,870

Other comprehensive income, net of tax:
Foreign currency translation adjustments	(11)	(24)	(35)
Securities available for sale	1,408	122	1,530
Derivatives and hedging activities	(118)	12	(106)
Defined benefit plans adjustment	(4)	41	37

Other comprehensive income, net of tax	1,275	151	1,426
Less: Other comprehensive income from noncontrolling interests	-	4	4

Wells Fargo other comprehensive income, net of tax	1,275	147	1,422

Wells Fargo comprehensive income	8,614	1,678	10,292
Comprehensive income from noncontrolling interests	153	22	175

Total comprehensive income	$8,767	1,700	10,467

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	June 30, 2012
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Assets
Cash and due from banks	$16,883	(72)	16,811
Federal funds sold, securities purchased under resale agreements and other short-term investments	69,595	5,040	74,635
Trading assets	42,549	21,870	64,419
Securities available for sale	204,424	22,422	226,846
Mortgages held for sale	31,392	19,070	50,462
Loans held for sale	854	(1)	853

Loans	720,609	54,590	775,199
Allowance for loan losses	(15,480)	(2,840)	(18,320)

Net loans	705,129	51,750	756,879

Mortgage servicing rights:
Measured at fair value	12,343	(262)	12,081
Amortized	1,131	(1)	1,130
Premises and equipment, net	7,760	1,557	9,317
Goodwill	21,543	3,863	25,406
Other assets	66,587	30,778	97,365

Total assets	$1,180,190	156,014	1,336,204

Liabilities
Noninterest-bearing deposits	$225,641	28,358	253,999
Interest-bearing deposits	695,430	(20,496)	674,934

Total deposits	921,071	7,862	928,933
Short-term borrowings	33,089	22,934	56,023
Accrued expenses and other liabilities	56,129	20,698	76,827
Long-term debt	43,147	81,837	124,984

Total liabilities	1,053,436	133,331	1,186,767

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	11,694	11,694
Common stock	519	8,535	9,054
Additional paid-in capital	99,502	(41,411)	58,091
Retained earnings	19,574	50,882	70,456
Cumulative other comprehensive income (loss)	6,044	(1,415)	4,629
Treasury stock	-	(4,638)	(4,638)
Unearned ESOP shares	-	(1,216)	(1,216)

Total stockholders’ equity	125,639	22,431	148,070
Noncontrolling interests	1,115	252	1,367

Total equity	126,754	22,683	149,437

Total liabilities and equity	$1,180,190	156,014	1,336,204

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Six months ended June 30, 2012
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Preferred stock
Balance, December 31, 2011	$-	11,431	11,431
Preferred stock issued to ESOP	-	940	940
Preferred stock converted to common shares	-	(677)	(677)

Balance, June 30, 2012	-	11,694	11,694

Common stock
Balance, December 31, 2011	519	8,412	8,931
Issued/converted	-	123	123

Balance, June 30, 2012	519	8,535	9,054

Additional paid-in capital
Balance, December 31, 2011	99,326	(43,369)	55,957
Capital infusion	176	(176)	-
Noncontrolling interests	-	(6)	(6)
Common stock issued	-	1,221	1,221
Preferred stock issued to ESOP	-	88	88
Preferred stock released by ESOP	-	(61)	(61)
Preferred stock converted to common shares	-	644	644
Common stock dividends	-	26	26
Tax benefit upon exercise of stock options	-	130	130
Stock option compensation expense	-	362	362
Common stock repurchased	-	(200)	(200)
Net change in deferred compensation and related plans	-	(70)	(70)

Balance, June 30, 2012	99,502	(41,411)	58,091

Retained earnings
Balance, December 31, 2011	18,744	45,641	64,385
Cumulative effect from changes in accounting	2	-	2
Net income	7,339	1,531	8,870
Business combinations	(11)	11	-
Common stock dividends	(6,500)	4,138	(2,362)
Preferred stock dividends	-	(439)	(439)

Balance, June 30, 2012	19,574	50,882	70,456

Cumulative other comprehensive income
Balance, December 31, 2011	4,769	(1,562)	3,207
Other comprehensive income	1,275	147	1,422

Balance, June 30, 2012	6,044	(1,415)	4,629

Treasury stock
Balance, December 31, 2011	-	(2,744)	(2,744)
Common stock repurchased	-	(1,901)	(1,901)
Net change in deferred compensation and related plans	-	7	7

Balance, June 30, 2012	-	(4,638)	(4,638)

Unearned ESOP shares
Balance, December 31, 2011	-	(926)	(926)
Preferred stock issued to ESOP	-	(1,028)	(1,028)
Preferred stock released by ESOP	-	738	738

Balance, June 30, 2012	-	(1,216)	(1,216)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2011	123,358	16,883	140,241

Balance, June 30, 2012	125,639	22,431	148,070

Noncontrolling interests
Balance, December 31, 2011	1,133	313	1,446
Net income	153	18	171
Translation adjustments	-	4	4
Noncontrolling interests	(171)	(83)	(254)

Balance, June 30, 2012	1,115	252	1,367

Total stockholders’ equity, June 30, 2012	$126,754	22,683	149,437